UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2018

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Qurate Retail, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2018, Michael A. George was appointed President and Chief Executive Officer of the Company on March 9, 2018, in connection with the completion of the transactions between the Company and GCI Liberty, Inc. On August 13, 2018, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a one-time grant of stock options (the “Term Options”) and performance-based restricted stock units (the “Performance RSUs”) to Mr. George in recognition of this appointment.

Term Options. The Term Options consist of 577,358 options to purchase shares of the Company’s Series A common stock (“QRTEA”) with an exercise price of $22.18 per share, which was the closing price on August 15, 2018, the grant date for the Term Options. One-half of the options will vest on December 15, 2019, with the remaining options vesting on December 15, 2020. The Term Options have a term of 7 years.

Performance RSUs. The Performance RSUs consist of 182,983 performance-based restricted stock units with respect to QRTEA. The grant date for the Performance RSUs was August 15, 2018. The Performance RSUs will vest on December 21, 2020 in the discretion of the Compensation Committee based on the Compensation Committee’s determination with respect to the performance of the Company and Mr. George.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018

QURATE RETAIL, INC.

By:	/s/ Pamela L. Coe
Name: Pamela L. Coe
Title: Senior Vice President